                                                                     EXHIBIT 4.3

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND SHALL NOT BE: (1) SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED FOR CONSIDERATION, BY THE HOLDER, EXCEPT UPON THE ISSUANCE TO THE COMPANY OF AN OPINION OF ITS COUNSEL AND/OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL FOR THE COMPANY, IN EITHER CASE TO THE EFFECT THAT ANY SUCH TRANSFER FOR CONSIDERATION SHALL NOT REQUIRE REGISTRATION UNDER THE ACT OR RULE 144 PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAW; OR (2) TRANSFERRED WITHOUT CONSIDERATION BY THE HOLDER EXCEPT UPON THE ISSUANCE TO THE COMPANY OF AN OPINION OF ITS COUNSEL OR THE SUBMISSION TO THE COMPANY OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL TO THE COMPANY, IN EITHER CASE TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT REQUIRE REGISTRATION UNDER THE ACT AND APPLICABLE STATE SECURITIES LAW.

                                    WARRANT

Date of Issuance: April 19, 2001              Certificate No. _________________

     FOR VALUE RECEIVED, Transit Group, Inc., a Florida corporation (the "Company"), hereby grants to ___________________________, or its registered assigns (the "Registered Holder") the right to purchase from the Company _______________________ shares of the Company's Common Stock at a per share purchase price of $3.00 (the "Exercise Price"). Certain capitalized terms used herein are defined in Section 5 hereof. The amount and kind of securities purchasable pursuant to the rights granted hereunder and the purchase price for such securities are subject to adjustment pursuant to the provisions contained in this Warrant.

     This Warrant is subject to the following provisions:

     Section 1.  Exercise of Warrant.
                 --------------------

     1A.  Exercise Period. The Registered Holder may exercise, in whole or in
          ---------------
part (but not as to a fractional share of Common Stock), the purchase rights represented by this Warrant at any time and from time to time, provided, however, that this Warrant shall expire to the extent then unexercised as of 5:00 p.m., prevailing eastern time, on April 19, 2021 (the "Exercise Period"). The Company shall give the Registered Holder written notice of the termination of the Exercise Period at least 30 days but not more than 90 days prior to the end of the Exercise Period.

     1B.  Exercise Procedure.
          ------------------

          (i) The right to acquire Common Stock represented by this Warrant will be deemed to have been exercised when the Company has received all of the following items (the "Exercise Time"):

                 (a) a completed Exercise Agreement, as described in paragraph 1C below and set forth hereto as Exhibit I, executed by the Person exercising all or part of the purchase rights represented by this Warrant (the "Purchaser") below;

                 (b)  this Warrant;

                 (c) if this Warrant is not registered in the name of the Purchaser, an Assignment or Assignments in the form set forth in
          Exhibit II hereto evidencing the assignment of this Warrant to the Purchaser, in which case the Registered Holder will have complied with the provisions set forth in Section 7 hereof;

                 (d) a check payable to the Company, or a wire transfer of immediately available funds to an account specified by the Company, in an amount equal to the product of the Exercise Price multiplied by the number of shares of Common Stock purchased upon such exercise (the "Aggregate Exercise Price").

          (ii) Certificates representing Common Stock purchased upon exercise of any portion of this Warrant will be delivered by the Company to the Purchaser within five (5) business days of the Exercise Time. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company will prepare a new Warrant, substantially identical hereto, representing the rights formerly represented by this Warrant which have not expired or been exercised and will deliver such new Warrant at the Exercise Time to the Person designated for delivery in the Exercise Agreement.

          (iii) Common Stock issuable upon the exercise of this Warrant will be deemed to have been issued to the Purchaser at the Exercise Time, and the Purchaser will be deemed for all purposes to have become the record holder of such Common Stock at the Exercise Time.

          (iv) The issuance of certificate(s) representing Common Stock upon exercise of this Warrant will be made without charge to the Purchaser for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of Common Stock.

          (v) The Company will not close its books against the transfer of this Warrant or any Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant. The Company will from time to time take all such action as may be necessary to assure that the par value per share of the unissued Common Stock acquirable upon exercise of this Warrant is at all times equal to or less than the Exercise Price then in effect.

          (vi) The Company shall assist and cooperate with any Purchaser required to make any governmental filings or obtain any governmental approvals prior to or in connection with any exercise of this Warrant (including, without limitation, making any filings required to be made by the Company).

          (vii) The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock issuable upon the exercise of all outstanding Warrants. All Common Stock which is so issuable shall, when issued, be duly and validly issued and, upon payment of the Exercise Price therefor, shall be fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to assure that all such Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which Common Stock is listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

          1C.    Exercise Agreement. Upon any exercise of this Warrant, the
                 ------------------
Exercise Agreement will be substantially in the form set forth in Exhibit I
                                                                  ---------
hereto, except that if the Common Stock is not to be issued in the name of the Person in whose name this Warrant is registered, the Exercise Agreement will also state the name of the Person to whom the certificates for the Common Stock are to be issued, and if the number of shares of Common Stock to be issued does not include all of the Common Stock purchasable hereunder, it will also state the name of the Person to whom a new Warrant for the unexercised portion of the rights hereunder is to be delivered. Such Exercise Agreement will be dated the actual date of execution thereof.

          1D.    Fractional Shares. If a fractional share of Common Stock would,
                 -----------------
but for the provisions of paragraph 1A, be issuable upon exercise of the rights represented by this Warrant, the Company will, within five business days after the date of the Exercise Time, deliver to the Purchaser a check payable to the Purchaser in lieu of such fractional share in an amount equal to the Market Price of such fractional share as of the date of the Exercise Time.

          Section 2.  Adjustment of Number of Shares. In order to prevent
                      ------------------------------
dilution of the rights granted under this Warrant, the number of shares of Common Stock obtainable upon exercise of this Warrant shall be subject to adjustment from time to time as provided in this Section 2.

          2A.  Subdivision or Combination of Common Stock. If the Company at any
               ------------------------------------------
time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately decreased and the number of shares of Common Stock issuable upon exercise of this Warrant will be proportionately increased. If the Company at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Common Stock obtainable upon exercise of this Warrant will be proportionately decreased.

          2B.  Dividends and Repurchases of Common Stock. If the Company shall
               -----------------------------------------
declare, pay or distribute dividends upon Common Stock (excluding any dividend declared on the Company's Series A Convertible Preferred Stock and Series B Convertible Preferred Stock) in any calendar year which, in the aggregate, exceed the Company's cumulative undistributed funds from operations, as determined by the Company's board of directors, on the date of declaration, then, the Exercise Price shall be decreased by multiplying the Exercise Price immediately prior to such decrease by a fraction, (a) the denominator of which equals the product of (1) the Exercise Price immediately prior to such decrease multiplied by (2) the number of shares of Common Stock outstanding at such time and (b) the numerator of which equals the denominator as determined pursuant to clause (a) above minus the amount by which all such dividends for such calendar
---------
year exceed the Company's cumulative undistributed funds from operations on such date of declaration. Any such decrease shall take effect on the record date for the dividend. If the Company shall repurchase Common Stock for a per share consideration which exceeds the Exercise Price in effect immediately prior to the first such repurchase, then the Exercise Price shall be adjusted in accordance with the foregoing provisions, as if, in lieu of such repurchase, the Company had (i) paid a dividend having a fair market value equal to the fair market value of all property and cash expended in the repurchases and (ii) effected a reverse split of the Common Stock in the proportion necessary to reduce the number of shares of Common Stock outstanding from (A) the number of shares of Common Stock outstanding immediately prior to the first such repurchase to (B) the number of shares of Common Stock outstanding immediately following all such repurchases. Notwithstanding the foregoing, no adjustments shall be made hereunder as a result of the repurchase by the Company of shares of Common Stock pursuant to that certain Stock Purchase Agreement, dated April 19, 2001, between the Company, T. Wayne Davis and certain members of the Fulmer Family.

          2C.  Reorganization, Reclassification, Consolidation, Merger or Sale.
               ---------------------------------------------------------------
Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets or other transaction which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities, cash or other assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change." Prior to the consummation of any Organic Change, the Company will make appropriate provision (in form and substance satisfactory to the Registered Holders of the Warrants representing a majority of the Common Stock obtainable upon exercise of all Warrants then outstanding) to insure that each of the Registered Holders of the Warrants shall thereafter have the right to acquire and receive, in lieu of or addition to (as the case may be), the number of shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of such holder's Warrant, such shares of stock, securities, cash or other assets as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of such holder's Warrant had such Organic Change not taken place. In any such case, the Company will make appropriate provision (in form and substance satisfactory to the Registered Holders of the Warrants representing a majority of the Common Stock then issuable upon exercise of all Warrants then outstanding) with respect to such holders' rights and interests to insure that the provisions of this Section 2 and Sections 3 and 4 hereof will thereafter be applicable to the Warrants. The

Company will not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Company) resulting from consolidation or merger or the corporation purchasing such assets assumes by written instrument (in form and substance satisfactory to the Registered Holders of Warrants representing a majority of the Common Stock obtainable upon exercise of all of the Warrants then outstanding), the obligation to deliver to each such holder such shares of stock, securities, cash or other assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

          2D.  Certain Events. If any event occurs of the type contemplated by
               --------------
the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's board of directors shall in good faith make such adjustments in the Exercise Price and the number of shares of Common Stock issuable upon exercise of this Warrant so as to protect the rights of the holders of the Warrants; provided that no such adjustment will increase the Exercise Price or decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this Section 2.

          2E.  Notices.
               -------

     Immediately upon any adjustment of the terms of this Warrant under this
Section 2, the Company shall give written notice thereof to the Registered Holder, setting forth the details of such event and the number of shares of Common Stock or other securities or property thereafter purchasable upon exercise of this Warrant.

     The Company shall give written notice to the Registered Holder at least 20 days prior to the date on which the Company closes its books or takes a record
(a) with respect to any dividend or distribution upon the Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

     The Company will also give written notice to the Registered Holders at least 20 days prior to the date on which any Organic Change, dissolution or liquidation shall take place.

          Section 3.  Liquidating Dividends. If this Warrant is then exercisable
                      ---------------------
but has not yet been exercised and the Company declares or pays a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) in connection with a liquidation of the Company except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Company will pay to the Registered Holder of this Warrant at the time of payment thereof the Liquidating Dividend which would have been paid to such Registered Holder on the Common Stock had this Warrant been fully exercised immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

          Section 4.  Purchase Rights. If at any time the Company grants, issues
                      ---------------
or sells any options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the Registered Holder of this Warrant will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

          Section 5.  Definitions.  The following terms have meanings set forth
                      -----------
below:

          "Common Stock" means the common stock, par value $0.01 per share, of
           ------------
the Company and, except for purposes of the Common Stock obtainable upon exercise of this Warrant, any capital stock of any class of the Company hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company, but shall not include Series A Convertible Preferred Stock or Series B Convertible Preferred Stock of the Company outstanding as of the date hereof.

          "Market Price" means as to any security the average of the closing
           ------------
prices of such security's sales on all domestic securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., prevailing eastern time, on such day, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day; provided that if such security is listed on any domestic securities exchange the term "business days" as used in this sentence means business days on which such exchange is open for trading. If at any time such security is not listed on any domestic securities exchange or quoted in the NASDAQ System or the domestic over-the-counter market, the "Market Price" will be the fair value thereof determined jointly by the Company and the Registered Holders of Warrants representing a majority of the Common Stock purchasable upon exercise of all the Warrants then outstanding; provided that if such parties are unable to reach agreement within a reasonable period of time, such fair value will be determined by an appraiser jointly selected by the Company and the Registered Holders of Warrants representing a majority of the Common Stock purchasable upon exercise of all the Warrants then outstanding. The determination of such appraiser will be final and binding on the Company and the Registered Holders of the Warrants, and the fees and expenses of such appraiser will be paid by the Company.

          "Person" means an individual, a partnership, a joint venture, a
           ------
corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

          Section 6.  No Voting Rights; Limitations of Liability.  This Warrant
                      ------------------------------------------
will not entitle the holder hereof to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Registered Holder to purchase Common Stock, and no enumeration herein of the rights or privileges of the Registered Holder shall give rise to any liability of such holder for the Exercise Price of Common Stock acquirable by exercise hereof or as a stockholder of the Company.

          Section 7.  Warrant Transferability.  Subject to the transfer
                      -----------------------
conditions referred to in the legend endorsed hereon, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the Registered Holder, upon surrender of this Warrant with a properly executed Assignment (in the form of Exhibit II hereto) at the principal office of the
                           ----------
Company.

          Section 8.  Warrant Exchangeable for Different Denominations.  This
                      ------------------------------------------------
Warrant is exchangeable, upon the surrender hereof by the Registered Holder at the principal office of the Company, for new Warrants of like tenor representing in the aggregate the purchase rights hereunder, and each of such new Warrants will represent such portion of such rights as is designated by the Registered Holder at the time of such surrender. The date the Company initially issues this Warrant will be deemed to be the "Date of Issuance" hereof regardless of the number of times new certificates representing the unexpired and unexercised rights formerly represented by this Warrant shall be issued. All Warrants representing portions of the rights hereunder are referred to herein as the "Warrants."

          Section 9.  Replacement.  Upon receipt of evidence reasonably
                      -----------
satisfactory to the Company (an affidavit of the Registered Holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is a financial institution or other institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the same rights represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

          Section 10. Notices.  Except as otherwise expressly provided herein,
                      -------
all notices referred to in this Warrant will be in writing and will be delivered personally, sent by reputable express courier service (charges prepaid) or sent by registered or certified mail, return receipt requested, postage prepaid and will be deemed to have been given when so delivered, sent or deposited in the U.S. Mail (i) to the Company, at its principal executive offices and (ii) to the Registered Holder of this Warrant, at such holder's address as it appears in the records of the Company (unless otherwise indicated by any such holder).

          Section 11. Amendment and Waiver.  Except as otherwise provided
                      --------------------
herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Registered Holder.

          Section 12.  Descriptive Headings; Governing Law.  The descriptive
                       -----------------------------------
headings of the several Sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The construction, validity and interpretation of this Warrant will be governed by the internal law, and not the conflicts law, of the State of Illinois.

          Section 13.  Forum Selection and Consent to Jurisdiction.  ANY
                       -------------------------------------------
LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS WARRANT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS. EACH OF THE PARTIES HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH OF THE PARTIES HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and attested by its duly authorized officers under its corporate seal and to be dated the Date of Issuance hereof.

                                        TRANSIT GROUP, INC.

                                        By__________________________
                                        Its_________________________
[Corporate Seal]

Attest:

__________________________


Title:____________________

                                   EXHIBIT I

                              EXERCISE AGREEMENT


To: TRANSIT GROUP, INC.                                Dated:__________________

          The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-01-1), hereby agrees to subscribe for the purchase of ______ shares of the Common Stock covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant.

                                    Signature

                                    ___________________________


                                    Address

                                    ___________________________

                                  EXHIBIT II

                                  ASSIGNMENT


          FOR VALUE RECEIVED, __________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (Certificate No. W- 01-1) with respect to the number of shares of the Common Stock covered thereby set forth below, unto:

Names of Assignee        Address             No. of Shares
-----------------        -------             -------------



                         Signature _______________________________

                         Witness   _______________________________